UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 2, 2024

Date of Report (Date of earliest event reported)

CAESARS ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36629	46-3657681
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 West Liberty Street, 12th Floor, Reno, Nevada 89501

(Address of principal executive offices, including zip code)

(775) 328-0100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value	CZR	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

Proposed Offering of Senior Notes

On October 2, 2024, Caesars Entertainment, Inc. (the “Company”) announced the offering of $1.00 billion aggregate principal amount of senior notes due 2032 (the “Offering”).

A copy of the press release announcing the Offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This Current Report on Form 8-K (this “Report”) does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offering, solicitation or sale would be unlawful. The Notes being offered in the offering will not be and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The information contained in this Report under Item 7.01 including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not otherwise be incorporated by reference in any filing pursuant to the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of the information in this Report, including Exhibit 99.1 attached hereto, is not intended to, and does not, constitute a determination or admission as to the materiality or completeness of such information.

Item 8.01	Other Events.

Share Repurchase Authorization

During the third quarter of 2024, the Company repurchased 3,872,478 shares of its common stock at a weighted average price per share of $36.38 under the previously disclosed $150 million common stock repurchase program authorized by its board of directors in 2018 (the “2018 Share Repurchase Program”). Following these repurchases, the Company had no remaining shares available for repurchase under the 2018 Share Repurchase Program.

The Company’s board of directors also authorized and approved a new repurchase program for up to $500 million of shares of common stock (the “New Share Repurchase Program”). The New Share Repurchase Program does not constitute a formal or binding commitment to make any share repurchases and the timing, amount and method of any share repurchases made pursuant to the New Share Repurchase Program will be determined at a future date depending on market conditions and other factors.

Other Transactions

As previously announced, the Company recently entered into a sale agreement with NSUS Group to sell the intellectual property (“IP”) associated with the World Series of Poker (“WSOP”) to NSUS Group for an aggregate of $500 million, the first $250 million of which we expect to receive in the fourth quarter of 2024. The Company expects that the substantial majority of the net proceeds of the WSOP IP sale will be used to repay secured indebtedness or reinvest in the business.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 2, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT, INC.

Date: October 2, 2024	By:	/s/ Bret Yunker
	Name:	Bret Yunker
	Title:	Chief Financial Officer